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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Medicines Company for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2002, except for Note 15, as to which the dates are March 6, March 25, March 26 and March 29, 2002, with respect to the consolidated financial statements and schedule of The Medicines Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP
                                              ------------------------------


Boston, Massachusetts
April 22, 2002